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                                                                    EXHIBIT 23.2

                                [FIRM LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT


The Boards of Directors
Emergent Group, Inc.


         We consent to the use of our report dated January 30, 1997 related to the audit of the consolidated balance sheets of Emergent Group, Inc. as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, included herein and to references to our firm under the heading "Experts" in the Form S-4.


                                                  /s/ KPMG Peat Marwick LLP

Greenville, South Carolina                         KPMG Peat Marwick LLP
October 31, 1997


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